Exhibit 99.2

Sypris Elects Gary L. Convis to Its Board of Directors

Former Vice Chairman, CEO of Dana Holding Corporation

LOUISVILLE, Ky.--(BUSINESS WIRE)--November 12, 2013--Sypris Solutions, Inc. (Nasdaq/NM: SYPR) announced today that effective November 11, 2013 it has elected Gary L. Convis to join its Board of Directors as a Class III director.

Gary L. Convis has served as Chief Operations Officer for Bloom Energy since January 2012. Mr. Convis served as Special Advisor to the Chief Executive Officer and President of Dana Holding Corporation from January 2010 to December 2011 and as Vice Chairman of Dana Holding Corporation from January 2009 to December 2009. Mr. Convis served as Chief Executive Officer and President of Dana Holding Corporation from April 2008 to December 2008. From 2003 to 2007, Mr. Convis served as an Executive Vice President of Toyota Motor Engineering & Manufacturing North America, Inc. and as Managing Officer of Toyota Motor Corp from May 2003 to July 2007. He started his career with Toyota in 1984 as part of the start-up team for New United Motor Manufacturing, Inc., Toyota's joint venture with General Motors. Additionally, Mr. Convis served 18 years with Ford Motor Corporation following a three-year tenure with General Motors. Mr. Convis has served on the Board for a number of companies, including Toyota Motor Manufacturing Kentucky Inc., where he served as Chairman of the Board (from May 2003 to July 2007); Cooper-Standard Holdings Inc. (from 2007 to May 2010); Dana Holding Corporation (from January 2008 to December 2009); and Achates Power, Inc. (since 2007) a developer of internal combustion engines.

Commenting on the announcement, Jeffrey T. Gill, president and chief executive officer of Sypris Solutions, said, "We are very pleased to have Gary join our board. Gary’s successful, highly-profiled executive leadership experience with Toyota, GM, Ford and Dana, is expected to be of invaluable resource to Sypris as we continue to develop our global position as a leading supplier to the commercial vehicle, off highway and automotive industries."

Sypris Solutions is a diversified provider of outsourced services and specialty products. The Company performs a wide range of manufacturing, engineering, design and other technical services, typically under multi-year, sole-source contracts with corporations and government agencies in the markets for truck components and assemblies and aerospace and defense electronics. For more information about Sypris Solutions, visit its Web site at www.sypris.com.

Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: declining revenues and backlog in our aerospace and defense business lines as we attempt to transition from legacy products and services into new market segments and technologies; reliance on major customers or suppliers, especially in the automotive or aerospace and defense electronics sectors, including the risk of potentially adverse outcomes in ongoing contract renewal negotiations with Dana Holding Corporation and Meritor Inc.; our ability to successfully develop, launch or sustain new products and programs within the Electronics Group; dependence on, retention or recruitment of key employees especially in challenging markets; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs of compliance with our auditing, regulatory or contractual obligations; potential impairments, non-recoverability or write-offs of assets or deferred costs; inventory valuation risks including excessive or obsolescent valuations; volatility of our customers’ forecasts, production levels, financial conditions, market shares, product requirements or scheduling demands; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; regulatory actions or sanctions (including FCPA, OSHA and Federal Acquisition Regulations, among others); potential weaknesses in internal controls over financial reporting and enterprise risk management; the costs and supply of, or access to, debt, equity capital, or insurance; fees, costs or other dilutive effects of refinancing, or compliance with covenants; disputes or litigation involving customer, supplier, employee, lessor, landlord, creditor, stockholder, product liability or environmental claims; U.S. government spending on products and services that our Electronics Group provides, including the timing of budgetary decisions; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; breakdowns, relocations or major repairs of machinery and equipment; pension valuation, health care or other benefit costs; labor relations; strikes; union negotiations; cyber security threats and disruptions; changes or delays in customer budgets, funding or programs; cost and availability of raw materials such as steel, component parts, natural gas or utilities; failure to adequately insure or to identify environmental or other insurable risks; revised contract prices or estimates of major contract costs; risks of foreign operations; currency exchange rates; war, terrorism, or political uncertainty; unanticipated or uninsured disasters, losses or business risks; inaccurate data about markets, customers or business conditions; or unknown risks and uncertainties. There can be no assurance that our expectations, projections or views expressed in any forward-looking statements will come to pass, and undue reliance should not be placed on these forward-looking statements. We undertake no obligation to update these statements, except as required by law.

CONTACT:
Sypris Solutions, Inc.
Brian A. Lutes, 502-329-2000
Vice President & Chief Financial Officer